ADMINISTRATIVE SERVICES AGREEMENT


     This Agreement is made as of the 1st day of July, 2001, by and between INVESCO Funds Group, Inc. ("INVESCO"), and Pan-American Assurance Company ("Pan-American"), a Louisiana corporation, collectively, the "Parties."

                                   WITNESSETH:

     WHEREAS, INVESCO serves as the administrator for the INVESCO Variable Investment Funds, Inc. ( the "Company"); and

     WHEREAS, Pan-American has entered into an agreement, dated July 1st, 2001, with the Company and INVESCO (the " Fund Participation Agreement") pursuant to which INVESCO will make shares of certain of its Portfolios available to certain variable life insurance and/or variable annuity contracts offered by Pan-American through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Fund Participation Agreement; and

     WHEREAS, the Fund Participation Agreement provides that the Company will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Company's (or the Portfolios') prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract Owners") who have allocated any Contract value to a Portfolio; and

     WHEREAS, the Fund Participation Agreement provides that Pan-American, at its expense, will provide various administrative and shareholder contact services with respect to prospective and actual Variable Contract Owners of Pan-American; and

     WHEREAS, the Fund Participation Agreement makes no provision for the rate at which each party shall incur expenses in connection with the servicing of Contract Owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract Owner inquiries regarding a Portfolio; and

     WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract Owners; and

     WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;

     NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

      I. SERVICES PROVIDED:
         -----------------

Pan-American agrees to provide services to the Company and INVESCO including the following:

a) responding to inquiries from Pan-American Contract Owners using one or more of the Portfolios as an investment vehicle regarding the services performed by Pan-American as they relate to INVESCO, the Company or its Portfolios;

b) providing information to INVESCO or the Company and to Contract Owners with respect to shares attributable to Contract Owner accounts;

c) communicating directly with Contract Owners concerning INVESCO or the Company's operations;

e) providing such similar services as INVESCO or the Company may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

     II. EXPENSE ALLOCATIONS:

Subject to Section III hereof, and the provisions of Article IV of the Fund Participation Agreement, Pan-American or its affiliates shall initially bear the costs of the following:


a)   printing  and   distributing  all  Fund  Materials  to  be  distributed  to prospective Contract owners except as may otherwise be provided in the Fund Participation Agreement;

b) printing and distributing all sales literature or promotional material developed by Pan-American or its affiliates and relating to the Contracts;

c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement.

     III. PAYMENT OF EXPENSES:

In recognition of the substantial savings in administrative expenses to INVESCO and the Company by virtue of having a sole shareholder, Pan-American, and having that shareholder be responsible for the servicing of the Contract Owners, INVESCO will pay an administrative service fee to Pan-American, as described below:

a) INVESCO shall pay to Pan-American an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Pan-American, at the annual rate of 0.25% on the aggregate net assets placed by Pan-American in the INVESCO VIF Funds designated in Schedule B of the Fund Participation Agreement, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by Pan-American pursuant to Section II hereof. The payment of the Quarterly Fee shall commence on the date first indicated above.

b) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of Pan-American in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by another Party in good faith.

c)   This  Agreement  shall not  modify any of the  provisions  of Article IV or
     Article VI of the Fund Participation Agreement, but shall supplement those provisions.

     IV. TERM OF AGREEMENT:

This Agreement shall continue in effect for so long as Pan-American or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Company or its portfolios, and continues to perform in a similar capacity for the Company and INVESCO.

      V.  INDEMNIFICATION:

(a) Pan-American agrees to indemnify and hold harmless the Company and INVESCO, and their officers, employees, and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Pan-American under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company or INVESCO in the performance of its duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

(b) The Company and INVESCO agree to indemnify and hold harmless Pan-American and its officers, employees, and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company or INVESCO under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Pan-American in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

     VI. NOTICES:

Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, CO 80237
Attn: Ronald L. Grooms - Senior Vice President
FAX: 303 930-6541

Pan-American Financial Services, Inc.
601 Poydras St., Ste. 2600
New Orleans, LA   70130
Attn:  Patrick Toole with a copy to Pamela Hansen.

     VII. APPLICABLE LAW:

Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

    VIII. EXECUTION IN COUNTERPARTS:

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

      IX. SEVERABILITY:

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

      X. RIGHTS CUMULATIVE:

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

      XI. HEADINGS:

The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.



INVESCO FUNDS GROUP, INC.                       PAN-AMERICAN ASSURANCE COMPANY



By:  /s/ Ronald L. Grooms                       By:    /s/ Andrew Erman
-------------------------                       ----------------------
Ronald L. Grooms                                Name:  Andrew Erman
Senior Vice President & Treasurer               Title: VP and Actuary



INVESCO VARIABLE INVESTMENT FUNDS, INC.



By:  /s/ Ronald L. Grooms
-------------------------
Ronald L. Grooms
Treasurer